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                                                                     EXHIBIT 4.5

                                  SAFENET, INC.
                             2001 OMNIBUS STOCK PLAN

                          STOCK OPTION GRANT AGREEMENT

         This Grant Agreement (the "Agreement") is entered into this day of , 200 , by and between SafeNet, Inc. (the "Corporation"), a Delaware Corporation, and ("Grantee").

                                    ARTICLE 1
                                 GRANT OF OPTION

         Section 1.1 Grant of Options. Subject to the provisions of the Agreement, and pursuant to the provisions of the SafeNet, Inc. 2001 Omnibus Stock Plan (the "Plan"), Corporation hereby grants to Grantee, as of the Grant Date specified in Attachment A, either an Incentive or Non-Qualified Stock Option (the "Option") to purchase all or any part of the number and class of shares of Common Stock set forth on Attachment A at the exercise price per share ("Option Price") set forth on Attachment A.

         Section 1.2 Term of Options. Unless the Option granted pursuant to
Section 1.1 terminates earlier pursuant to other provisions of the Agreement, including the expiration date specified in Attachment A, the Option shall expire at 5:00 Baltimore, Maryland time on the expiration date set forth on Attachment A hereto. If earlier, the Option shall terminate on the date specified in
Article 4 following the termination of Grantee's employment or affiliation (as a director) with the Corporation. In no event will the Option expire later than the day prior to the tenth (10th) anniversary of its Grant Date.

                                    ARTICLE 2
                                     VESTING

         Section 2.1 Vesting Schedule. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, Grantee or any permitted transferee hereunder shall become vested on the dates specified on Attachment A in a portion of the Option with respect to a percentage or number of the underlying shares in accordance with the vesting schedule specified on Attachment A; provided that Grantee shall have been in the continuous employ of or affiliation (as a director) with the Corporation from the Grant Date through any such date.

                                    ARTICLE 3
                               EXERCISE OF OPTION

         Section 3.1 Exercisability of Option. No portion of the Option granted to Grantee shall be exercisable before the time such portion of the Option has vested.

         Section 3.2 Manner of Exercise. The vested portion of the Option may be exercised, in whole or in part, by delivering written notice to the Committee or any designee of the Committee in the form attached hereto as Attachment B or in such other form as the Committee may require from time to time. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. Payment of the Option Price shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Option Price to be made, in whole or in part, by such other means as the Committee may prescribe. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. Notwithstanding anything to the contrary herein, the


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minimum number of shares that may be purchased upon an exercise of the Option is the lesser of 100 shares or the number of shares subject to the vested portion of the Option.

         Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee or to any permitted transferee hereunder or, in the event of Grantee's death, to Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock. The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

                                    ARTICLE 4
                            TERMINATION OF EMPLOYMENT

         Section 4.1 Unvested Portion. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the unvested portion of the Option shall terminate upon termination of Grantee's employment or affiliation (as a director) with the Corporation for any reason.

         Section 4.2 Termination of Employment or Affiliation for Reason Other Than Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, ninety (90) days after the date Grantee is no longer employed by, nor affiliated (as a director) with, the Corporation for any reason other than Grantee's death or Disability.

         Section 4.3 Upon Grantee's Death. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee's death Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution or in accordance with Section 5.4 of this Agreement, as the case may be, may exercise all or any part of the vested portion of the Option, provided such exercise occurs within twelve (12) months after the date Grantee dies, but not later than the end of the stated term of the Option.

         Section 4.4 Termination of Employment or Affiliation by Reason of Disability. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that Grantee ceases, by reason of Disability, to be an employee of or affiliated (as a director) with the Corporation, the vested portion of the Option may be exercised in whole or in part at any time within twelve (12) months after the date of Disability, but not later than the end of the stated term of the Option. For purposes of this Agreement, Disability shall be as defined in Code Section 22(e)(3) and shall be determined by the Committee, with its determination on the matter being final and binding.

                                    ARTICLE 5
                                  MISCELLANEOUS

         Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time.

         Section 5.2 No Rights of Stockholder. Grantee or any permitted transferee hereunder shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.


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         Section 5.3 Withholding of Taxes for Non-Qualified Options. The
Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee or any permitted transferee hereunder to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee or any permitted transferee hereunder does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

         Section 5.4 Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution. During the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a legal disability, by Grantee's guardian or legal representative. Notwithstanding the foregoing, if the Option is a Non-Qualified Stock Option, then it shall be transferable to (i) the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, "Family Members"), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable, are the Grantee and/or Family Members, or
(iii) a trust in which the Grantee and/or Family Members have all of the beneficial interests, and subsequent to any such transfer the Option may be exercised by any such transferee; provided, however, that transfer of the Option to any such permitted transferee shall not prevent termination of the Option in accordance with Article 4 following termination of Grantee's employment of affiliation (as a director) with the Corporation; and provided further, that this Option shall terminate immediately if it has been transferred to a business entity listed in clause (ii) above or a trust listed in clause (iii) above and any person who is not a Family Member becomes a stockholder, partner or member of such business entity or a beneficiary of such trust.

         Section 5.5 Agreement Subject to Charter and Bylaws. This Agreement is subject to the Charter and Bylaws of the Corporation, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the Commonwealth of Delaware.

         Section 5.6 Gender. As used herein the masculine shall include the feminine as the circumstances may require.


         Section 5.7 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

         Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

         Section 5.9 Entire Agreement; Modification. The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

         Section 5.10 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe,




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amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.



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         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.


ATTEST:                                 SafeNet, Inc


                                 By:
-------------------------           -------------------------------------------
                                           Carole D. Argo
                                           Senior Vice President & CFO

WITNESS:                                GRANTEE


-------------------------           -------------------------------------------




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                                  ATTACHMENT A

Stock Option Granted to:
--------------------------------------------------------------------------------


Type of Option:
--------------------------------------------------------------------------------


Grant Date:
--------------------------------------------------------------------------------

Number and Class
of Shares:
--------------------------------------------------------------------------------


Exercise Price Per Share:
--------------------------------------------------------------------------------
                           Insert a price which is at least 100%
                           of the Fair Market Value on the Grant Date


Expiration Date:
--------------------------------------------------------------------------------



Vesting Schedule:

1.  ______________________        of the shares subject to the Option shall be vested on
    [Insert percent or fraction]  the first anniversary of the Grant Date; and an additional

2.  _____________________         of the shares subject to the Option shall be vested on
    [Insert percent or fraction]  each succeeding anniversary of the Grant Date.


                                    SafeNet, Inc.


                                    By:
                                       -----------------------------------------
                                            Carole D. Argo
                                            Senior Vice President & CFO

                                    GRANTEE

                                    --------------------------------------------




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                           ATTACHMENT B EXERCISE FORM

                                                  (Name and Address of Optionee)

SafeNet, Inc.
[Address]
[Address]

Gentlemen:

         1. Exercise of Stock Option. I hereby exercise the ______Non-Qualified or ______Incentive Stock Option (the "Stock Option") granted to me on ____________________, 200__, by SafeNet, Inc. (the "Corporation"), subject to all the terms and provisions thereof and of the SafeNet, Inc. 2001 Omnibus Stock Plan (the "Plan"), and notify you of my desire to purchase ____________ shares (the "Shares") of Common Stock of the Corporation at a price of $___________ per share pursuant to the exercise of said Stock Option. I understand that the exercise date shall be the date that the Company receives the full payment of the exercise price of the Stock Option.

         2. Tax Withholding for Non-Qualified Options. I understand that I must submit upon demand from the Corporation an amount in cash or cash equivalents sufficient to satisfy any federal, state or local tax withholding applicable to this Stock Option exercise, in addition to the purchase price enclosed, or make such other arrangements for such tax withholding that are satisfactory to the Corporation, in its sole discretion, in order for this exercise to be effective.

         3. Investment Covenant. I represent and agree that as a condition of this Option, the shares of Common Stock of the Corporation that I acquire under this option will be purchased for investment and not with a view for distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any government agency.

Total Amount Enclosed: $__________ (including $________ for tax withholding on Non- Qualified Stock Options.)


Date:________________________               ____________________________________
                                                     (Optionee)

                                            Received by SafeNet, Inc.

                                            On:_________________________, 20____

                                            By:_________________________________